                           GOLF TRUST OF AMERICA, INC.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements No. 333-46657 and No. 333-46659 on Form S-8 and Registration Statement No. 333-56251 on Form S-3 of our reports dated February 4, 2000, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 1999.


                                                                BDO Seidman, LLP
Charlotte, North Carolina
March 27, 2000